UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2010

RCM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 21, 2010, Richard D. Machon and S. Gary Snodgrass, who were elected to the Company’s Board of Directors on March 8, 2010, were each awarded, under and subject to the provisions of the Company’s 2007 Omnibus Equity Compensation Plan, options to purchase 10,000 shares of the Company’s common stock, $0.05 par value, at an exercise price of $3.48.  The options will vest in two equal annual installments on the first two anniversaries of the date of grant.  The options will terminate on the tenth anniversary of the date of grant, subject to earlier termination in circumstances specified in the award agreement.

Item 9.01.             Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit Number
99.1	Option Grant Agreement, dated April 21, 2010, to Richard D. Machon
99.2	Option Grant Agreement, dated April 21, 2010, to S. Gary Snodgrass

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Kevin D. Miller
Chief Financial Officer, Treasurer and Secretary

Dated: April 23, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Option Grant Agreement, dated April 21, 2010, to Richard D. Machon
99.2	Option Grant Agreement, dated April 21, 2010, to S. Gary Snodgrass

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